UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

May 5, 2010

COLUMBIA BANKING SYSTEM, INC.

(Exact name of registrant as specified in its charter)

Washington

(State or other jurisdiction of incorporation)

0-20288	91-1422237
(Commission File Number)	IRS Employer Identification No.

1301 A Street

Tacoma, WA 98402

(Address of principal executive offices) (zip code)

Registrant’s telephone number, including area code: (253) 305-1900

(Former Name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.	Regulation FD Disclosure.

On May 5, 2010, Columbia Banking System, Inc. (the “Company”) announced that it raised approximately $240.1 million through a previously announced public offering by issuing 11,040,000 shares of the Company’s common stock, including 1,440,000 shares pursuant to the underwriters’ over-allotment option, at a price to the public of $21.75 per share. The net proceeds to the Company after deducting underwriting discounts and commissions and estimated offering expenses are expected to be approximately $229.1 million. Keefe, Bruyette & Woods, Inc. acted as lead book-running manager of the offering. D. A. Davidson & Co., RBC Capital Markets and Sandler O’Neill + Partners, L.P. served as co-managers. A copy of the press release is furnished as Exhibit 99.1 to this Form 8-K and incorporated herein by reference.

In accordance with General Instruction B.2 of Form 8-K, the information in Item 7.01 and the related press release shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information and exhibit be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

99.1	Press Release dated May 5, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 5, 2010	COLUMBIA BANKING SYSTEM, INC.

	By:	/s/ MELANIE J. DRESSEL
Melanie J. Dressel President and Chief Executive Officer

EXHIBIT INDEX

99.1	Press Release dated May 5, 2010.